UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2009

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CHEYENNE RESOURCES CORP.

(Exact name of registrant as specified in its charter)

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Nevada	333-140204	76-0672176
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1020 Brookstown Avenue, Suite 30

Winston-Salem, North Carolina 27101

(Address of principal executive office)

(336) 723-0908

Issuer's telephone number

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01

Changes in Registrant’s Certifying Accountant

Cheyenne Resources Corp., previously reported that, on October 2, 2009, the sole director of Cheyenne Resources Corp. (formerly Atlas Oil & Gas, Inc.), terminated Lawrence Scharfman CPA P.A. (“Scharfman”) as the company’s independent auditor. The company terminated the audit engagement of Scharfman after learning that, on August 11, 2009, the Public Company Accounting Oversight Board revoked the registration of Scharfman because of deficiencies in the conduct of certain of its audits and procedures. Scharfman audited the company financial statements for the fiscal year ended December 31, 2008.

During registrant’s fiscal year ended December 31, 2008, and the subsequent interim period preceding the dismissal of Scharfman, there were no disagreements with Scharfman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The auditor’s report on the financial statements of Royale Energy during the fiscal year ended December 31, 2008, contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles. However, the auditor’s report for the 2008 fiscal year did contain a qualification based on the company’s ability to continue as a going concern. Scharfman did not audit the company financial statements prior to the fiscal year ended December 31, 2008.

The company has provided a draft of this Report on Form 8-K to Scharfman and has requested that it furnish to the company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the company in this Form 8-K and, if not, stating the respects in which it does not agree. The company will promptly file a copy of Scharfman’s response to this request as an amendment to this Report, after the response is received. Scharfman has responded to the Company’s 8-K filed with the SEC on October 28, 2009, and a copy of that response is attached to this Form 8-K/A as exhibit 99.1.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Letter from Lawrence Scharfman CPA P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cheyenne Resources Corp. (formerly Atlas Oil & Gas, Inc.)

Date: November 4, 2009	/s/ Dan Motsinger
Dan Motsinger, Chief Executive Officer

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